UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2011
optionsXpress Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 630-3300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
On March 18, 2011, optionsXpress Holdings, Inc. (“optionsXpress”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among optionsXpress, The Charles Schwab Corporation, a Delaware corporation (“Schwab”), and Neon Acquisition Corp., a Delaware corporation and wholly-owned direct subsidiary of Schwab (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into optionsXpress, and as a result, optionsXpress will continue as the surviving corporation and as a wholly-owned subsidiary of Schwab (the “Merger”).
Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of optionsXpress, other than shares owned by optionsXpress, Schwab, or any subsidiary of optionsXpress or Schwab, will be cancelled and retired and automatically converted into the right to receive 1.02 fully paid and nonassessable shares of common stock of Schwab.
As part of the Merger, Schwab has entered into retention agreements with certain members of optionsXpress’ management.
Consummation of the Merger is subject to certain conditions, including, among others, the approval of the Merger Agreement by optionsXpress’ stockholders and the receipt of required regulatory and antitrust approvals. The Merger Agreement contains customary representations, warranties and covenants of optionsXpress, Schwab and Merger Sub, including, among others things, optionsXpress’ covenants (i) to have its board of directors (the “Board”) recommend approval of the Merger Agreement by optionsXpress’ stockholders, subject to a “fiduciary-out” provision that allows optionsXpress under certain circumstances to provide information and participate in discussions with respect to unsolicited alternative acquisition proposals, (ii) not to solicit alternate transactions and (iii) to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the effectiveness of the Merger and refrain from taking various non-ordinary course actions during that period.
The Merger Agreement contains certain termination rights for both optionsXpress and Schwab and, further provides that, upon the termination of the Merger Agreement under specified circumstances, generally including an alternative business combination transaction, optionsXpress will owe Schwab a cash termination fee of $41,900,000.
The foregoing description of the Merger Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Board unanimously approved the Merger Agreement. Evercore Group L.L.C. served as the exclusive financial advisor to optionsXpress. On March 18, 2010, Evercore Group L.L.C. delivered a written opinion to the Board that, as of the date of the opinion, from a financial point of view, the consideration to be offered to optionsXpress’ stockholders in the Merger is fair to such stockholders.
Voting Agreement
In connection with the execution of the Merger Agreement, G-Bar Limited Partnership and JG 2002 Delta Trust (each, a “Stockholder”), which collectively hold approximately 22.9% of optionsXpress’ outstanding voting stock as of March 18, 2011, entered into a voting agreement, dated as of March 18, 2011 (the “Voting Agreement”), with Schwab and optionsXpress, pursuant to which, among other things, each Stockholder agreed to (i) vote its shares in favor of the adoption of the Merger Agreement and against any takeover bid by a third party and (ii) comply with certain restrictions on the disposition of such shares, subject to the terms and conditions contained therein. Each Stockholder has granted an irrevocable proxy in favor of designated officers of Schwab to vote its shares of optionsXpress common stock as required. The Voting Agreement will terminate on the earlier of (i) the effective time of the Merger and (ii) the date of termination of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Additional Information and Where You Can Find It
In connection with the proposed transaction, Schwab will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus for the stockholders of optionsXpress. optionsXpress will mail the final proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction and other relevant documents filed with the SEC when they become available because they will contain important information. Copies of all documents filed with the SEC regarding the proposed transaction may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). These documents, when available, may also be obtained, free of charge, from Schwab’s website, www.aboutschwab.com/investor, under the tab “Financials and SEC Filings” or from optionsXpress’ website, www.optionsXpress.com/investor, under the item “SEC Filings”.
Schwab, optionsXpress and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the optionsXpress stockholders in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of optionsXpress in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about Schwab’s executive officers and directors is available in Schwab’s Annual Report on Form 10-K filed with the SEC on February 25, 2011 and Schwab’s definitive proxy statement filed with the SEC on March 30, 2010. Information about optionsXpress’ executive officers and directors is available in optionsXpress’ definitive proxy statement filed with the SEC on April 15, 2010. You can obtain free copies of these documents from Schwab and optionsXpress using the contact information above.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated March 18, 2011, by and among optionsXpress Holdings, Inc., The Charles Schwab Corporation and Neon Acquisition Corp.

10.1	Voting Agreement, dated March 18, 2011, by and among The Charles Schwab Corporation, G-Bar Limited Partnership, JG 2002 Delta Trust and optionsXpress Holdings, Inc.

99.1	Press Release, dated March 21, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIONSXPRESS HOLDINGS, INC.
/s/ David A. Fisher
Date: March 21, 2011	Name:	David A. Fisher
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated March 18, 2011, by and among optionsXpress Holdings, Inc., The Charles Schwab Corporation and Neon Acquisition Corp.

10.1	Voting Agreement, dated March 18, 2011, by and among The Charles Schwab Corporation, G-Bar Limited Partnership, JG 2002 Delta Trust and optionsXpress Holdings, Inc.

99.1	Press Release, dated March 21, 2011.

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